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                                                                 EXHIBIT 5.i.(a)

                   [Sidley Austin Brown & Wood LLP Letterhead]


                                November 18, 2003


IMC Global Inc.
100 South Saunders Road
Suite 300
Lake Forest, Illinois 60045

                Re: IMC Global Inc. 10.875% Senior Notes Due 2013
                    ---------------------------------------------

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-4 (the "Registration Statement") being filed by IMC Global Inc., a Delaware corporation (the "Company"), and certain subsidiaries of the Company (the "Guarantors"), including the subsidiaries of the Company listed on EXHIBIT A attached hereto (the "Delaware Guarantors"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $400,000,000 aggregate principal amount of the Company's 10.875% Senior Notes due 2013 (the "Exchange Notes"), which are to be offered in exchange for an equivalent aggregate principal amount of presently outstanding 10.875% Senior Notes due 2013 (the "Outstanding Notes"). The Outstanding Notes are, and the Exchange Notes will be, guaranteed (the "Guarantees") by the Guarantors. The Outstanding Notes were, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of August 1, 2003 (the "Indenture"), among the Company, the Guarantors and BNY Midwest Trust Company, as Trustee (the "Trustee").

          In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement, the form of Exchange Notes and the Indenture. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

          Based on the foregoing, and subject to the qualifications and limitations hereinafter set forth, we are of the opinion that:

          1. The Company and each of the Delaware Guarantors is duly organized and validly existing under the laws of the State of Delaware.

          2. The Indenture has been duly authorized, executed and delivered by the Company and each of the Delaware Guarantors.

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IMC Global Inc.
November 18, 2003
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          3.   The Company has the corporate, limited liability company, limited partnership or general partnership power and authority to execute and deliver and perform its obligations under each of the Indenture and the Exchange Notes.

          4. Each of the Delaware Guarantors has the corporate or other power and authority to execute and deliver and perform its obligations under the Indenture.

          5. When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and (ii) the Exchange Notes shall have been duly executed and issued by the Company and duly authenticated by the Trustee as provided in the Indenture and shall have been duly delivered against surrender and cancellation of like principal amount of the Outstanding Notes in the manner described in the Registration Statement, the Exchange Notes will be legally issued and valid and binding obligations of the Company, except that the enforceability thereof may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law. In addition, a court might refuse to enforce a provision of the Exchange Notes if it deems such provision to violate public policy.

          6. When (i) the Registration Statement, as finally amended (including all necessary post-effective amendments, if any), shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act, and (ii) the Exchange Notes shall have been duly executed and issued by the Company and duly authenticated by the Trustee as provided in the Indenture and shall have been duly delivered against surrender and cancellation of like principal amount of the Outstanding Notes in the manner described in the Registration Statement, the Guarantee of each Delaware Guarantor will be a legally issued and valid and binding obligation of such Delaware Guarantor, except that the enforceability thereof may be subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law. In addition, a court might refuse to enforce a provision of the Guarantees if it deems such provision to violate public policy.

          We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the issuance of the Exchanges Notes or the Guarantees. This opinion letter is limited to the General Corporation Law of the State of Delaware, the Revised Uniform Limited Partnership Act of the State of the Delaware, the Revised Uniform Partnership Act of the State of Delaware, the Limited Liability Company Act of the State of Delaware, the laws of the State of New York and the Securities Act.

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IMC Global Inc.
November 18, 2003
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          We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission thereunder.

                                          Very truly yours,

                                          /s/ Sidley Austin Brown & Wood LLP

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IMC Global Inc.
November 18, 2003
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                                                                       EXHIBIT A

NAME                                                                 STATE OF ORGANIZATION/ FORM
----                                                                 ---------------------------
FMRP Inc.                                                               Delaware corporation

IMC Chemicals Inc.                                                      Delaware corporation

IMC Global Operations Inc.                                              Delaware corporation

IMC Potash Carlsbad Inc.                                                Delaware corporation

IMC USA Holdings Inc.                                                   Delaware corporation

KCL Holdings, Inc.                                                      Delaware corporation

The Vigoro Corporation                                                  Delaware corporation

IMC Chemical North America LLC (f/k/a                            Delaware limited liability company
Harris Chemical North America LLC)

IMC USA Inc. LLC                                                 Delaware limited liability company

NATI LLC                                                         Delaware limited liability company

Phosphate Resource Partners Limited Partnership                     Delaware limited partnership

IMC Phosphates Company                                              Delaware general partnership

IMC Sulphur Holdings LLC                                         Delaware limited liability company

PRP-GP LLC                                                       Delaware limited liability company